SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-12

                          Rand Acquisition Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.
|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      Common Stock, par value $0.0001 per share
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(2)   Aggregate number of securities to which transaction applies:

      5,600,000
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      Calculated based on the purchase price of $53,730,000
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(4)   Proposed maximum aggregate value of transaction:

      $53,730,000
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(5)   Total fee paid:

      $10,746
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|X|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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

Rand Acquisition Corp.

                              FOR IMMEDIATE RELEASE

        RAND ACQUISITION CORP. SCHEDULES SPECIAL MEETING OF SHAREHOLDERS

New York, NY - February 3, 2006 - Rand Acquisition Corporation (OTC: RAQC.OB; RAQCW.OB; RAQCU.OB) has scheduled a special meeting of its shareholders for 10:00 am ET on February 28, 2006 at the offices of Katten Muchin Rosenman LLP, Rand's legal counsel, located at 575 Madison Avenue in New York City, relating to Rand's proposed acquisition of privately-held Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. Rand's definitive proxy statement relating to the proposed acquisition will be mailed on or about February 3, 2006 to shareholders of record as of January 31, 2006.

Rand shareholders will be asked to approve: 1) the Stock Purchase Agreement relating to the proposed acquisition and certain amendments to Rand's certificate of incorporation to ensure compliance with U.S. maritime laws; 2) amendments to Rand's certificate of incorporation to increase the number of shares of common stock that Rand is authorized to issue from 20 million to 50 million shares and to change the company's name to Rand Logistics Inc.; and 3) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal or amendment proposal.

About the Companies

Rand, which was organized to effect a business combination with an operating business, consummated its initial public offering on October 27, 2004 through the sale of 4.6 million units at $6.00 per unit. Each unit was comprised of one share of Rand common stock and two common stock purchase warrants.

Based in Port Dover, Ontario, Lower Lakes Towing, together with its wholly-owned U.S. subsidiary Lower Lakes Transportation Company, is a leading provider of bulk freight shipping services throughout the Great Lakes region. Grand River charters four U.S. flag vessels to Lower Lakes Transportation under long-term time charters. The companies, which began operations in 1994, operate a fleet of seven River Class self-unloading carriers and one integrated self-unloading tug/barge unit representing more than one-third of all River Class vessels servicing the Great Lakes. The companies are the only carriers able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. Grand River's vessels operate under the U.S. Jones Act, which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports. Lower Lakes' vessels operate under the auspices of the Canada Marine Act, which requires Canadian commissioned ships to operate between Canadian ports.

Additional Information

Rand shareholders and other interested parties are advised to read the definitive proxy statement, which is available, together with other filings made by Rand, at the Securities and Exchange Commission's web site (www.sec.gov) and is available from Rand, without charge, by directing a request to Rand Acquisition Corporation, 450 Park Avenue, Suite 1001, New York, New York 10022. Rand and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Rand shareholders.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Rand, Lower Lakes Towing and its subsidiaries and Grand River. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of Rand, Lower Lakes Towing and Grand River. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                             -OR-     INVESTOR RELATIONS COUNSEL:
Rand Acquisition Corporation                  The Equity Group Inc.
Laurence S. Levy, Chairman & CEO              Loren G. Mortman
212-644-3450                                  (212) 836-9604
                                              Lauren Till
                                              (212) 836-9610, LTill@equityny.com
                                              www.theequitygroup.com